Exhibit 10.1

AMENDMENT TO ADVISORY AGREEMENT

This amendment to the Advisory Agreement dated as of November 6, 2006, between Oxis International, Inc., a Delaware corporation (the “Company”), and Ambient Advisors LLC (the “Advisor”) is dated October 11, 2007.

The following sections replace the same sections in the original Advisory Agreement dated November 6, 2006, effective retroactively to October 15, 2006 (the “Commencement Date” of the Advisory Agreement).

4.  Time to be Devoted to Services.  During the Term, the Advisor agrees to spend approximately one half (50%) of the Advisor’s working time to the provisions of services hereunder.

5.  Compensation.

(a)           Advisory Fee.  The Company shall pay to the Advisor an advisory fee of $125,000 per annum.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to the Advisory Agreement as of the date first written above.

OXIS International, Inc.

By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D.
President & CEO

AMBIENT ADVISORS LLC

By:	/s/ Gary M. Post
Gary M. Post